EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microtest, Inc. on Form S-8 , of our report dated March 25, 1999, appearing in the Annual Report on Form 10-K of Microtest, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Phoenix, Arizona
April 6, 1999